UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2005

(Date of earliest event reported)

ALDERWOODS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33277	52-1522627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Elm Street, Suite 1000, Cincinnati, Ohio 45202

(Address of Principal Executive Offices, including Zip Code)

(513) 768-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 28, 2005, the stockholders of Alderwoods Group, Inc., a Delaware corporation (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved the Alderwoods Group, Inc. Employee Stock Purchase Plan (the “ESPP”) and the Alderwoods Group, Inc. 2005 Equity Incentive Plan (the “2005 Equity Plan”).  The Board adopted the ESPP and 2005 Equity Plan on March 15, 2005, subject to shareholder approval.

The ESPP is designed to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), through payroll deductions and thereby to better enable the Company and its subsidiaries to retain and attract qualified employees and to provide additional incentives through increased stock ownership.  The Company will make cash contributions as additional compensation to each participant equal to 50% of the aggregate amount of the participant’s payroll deductions that will be used to purchase additional shares of Common Stock to be credited to such participant’s account.  Up to 1,100,000 shares of Common Stock may be purchased under the ESPP, subject to adjustment as provided in the ESPP.

The 2005 Equity Plan authorizes the Compensation Committee of the Board to provide equity-based compensation in the form of stock options and restricted stock units for the purpose of attracting and retaining officers, directors and other key employees of the Company and its subsidiaries and providing such persons incentives and rewards for superior performance.  Total awards under the 2005 Equity Plan are limited to 1,800,000 shares of Common Stock, subject to adjustment as provided in the 2005 Equity Plan.

The descriptions of the ESPP and the 2005 Equity Plan contained herein are qualified in their entirety by reference to the full texts of the ESPP and the 2005 Equity Plan, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Alderwoods Group, Inc. Employee Stock Purchase Plan.

10.2	Alderwoods Group, Inc. 2005 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alderwoods Group, Inc.
(Registrant)

	By:	/s/ Ellen Neeman
Ellen Neeman
Senior Vice President, Legal & Compliance

Date: April 29, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Alderwoods Group, Inc. Employee Stock Purchase Plan.

10.2	Alderwoods Group, Inc. 2005 Equity Incentive Plan.